Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Penson Worldwide, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134374) and Form S-3 (No. 333-163191) of Penson Worldwide, Inc. of our reports dated March 15, 2012, relating to the consolidated financial statements and the effectiveness of Penson Worldwide, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP

Dallas, Texas

March 15, 2012